Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated September 29, 2014, in Amendment No.2 to the Registration Statement (Form F-1 No. 333-198995) and related Prospectus of Kimree, Inc. dated November 13, 2014.

/s/Ernst & Young Hua Ming LLP
Guangzhou, the People’s Republic of China
November 7, 2014